Exhibit 10.2

ADJOINED CONSULTING LLC INCENTIVE COMPENSATION PLAN

Kanbay International, Inc. (“Kanbay”) has adopted the Adjoined Consulting LLC Incentive Compensation Plan (the “Plan”) to provide for the payment of performance bonuses to certain executives and management employees of Adjoined Consulting LLC (the “Company”) and other Affiliates in consideration of their efforts during the 2006, 2007 and 2008 fiscal years of Kanbay. The purpose of the Plan is to align the goals of those Executives participating in the Plan with the business goals and objectives of Kanbay and the Company, to provide these Executives with financial incentives to attain those goals and objectives and to reward these Executives for meeting their Performance Targets.

1.                                      DEFINITIONS

For purposes of the Plan, the following terms shall have the following definitions:

1.1                                 “Affiliate” means any corporation or other business entity, or predecessor of such entity, if any, that is a parent or subsidiary of Kanbay, including ownership of 50% or more of the voting or profits interests of the corporation or other business entity.

1.2                                 “Board” means the Board of Directors of Kanbay.

1.3                                 “Bonus Schedule” means the bonus acknowledgement schedule provided to an Executive that sets forth the Performance Bonus that the Executive is eligible to earn under the Plan and the Performance Targets applicable to such Performance Bonus.

1.4                                 “Cause” means the Executive’s:

(a)                                  willful neglect of or continued failure to substantially perform, in any material respect, his or her duties (as assigned to the Executive from time to time) or obligations (including a violation of policy) to Kanbay, the Company or other Affiliate other than any such failure resulting from his or her incapacity due to physical or mental illness;

(b)                                 commission of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act that is intended to cause, causes or is reasonably likely to cause material harm to Kanbay, the Company or other Affiliate, monetarily, reputationally or otherwise;

(c)                                  commission or conviction of, or plea of nolo contendere to, any felony or any crime or offense involving dishonesty or fraud or that is significantly injurious to Kanbay, the Company or other Affiliate, monetarily, reputationally or otherwise; or

(d)                                 abuse of illegal drugs or other controlled substances or habitual intoxication.

An act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted to be done, by the Executive not in good faith and without reasonable belief that the act or omission was in the best interest of Kanbay or the Company. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether an Executive who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

1.5                                 “Change in Control” means the occurrence of any one or more of the following:

(a)                                  Any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a “group” (as defined in Section 13(d)(3) of the Exchange Act), other than (i) Kanbay, (ii) any wholly-owned subsidiary of Kanbay, or (iii) any employee benefit plan (or related trust) sponsored or maintained by Kanbay, the Company or other Affiliate, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Kanbay having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of Kanbay that may be cast for the election of directors of Kanbay (other than as a result of an issuance of securities initiated by Kanbay in the ordinary course of business) (the “Company Voting Securities”); provided, however, that the event described in this Section 1.6(a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;

(b)                                 During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of Kanbay, of each new director of Kanbay during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;

(c)                                  As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of Kanbay or any successor corporation or entity entitled to vote generally in the election of the directors of Kanbay or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of Kanbay entitled to vote generally in the election of directors of Kanbay immediately prior to such transaction; or

(d)                                 The stockholders of Kanbay approve a plan of complete liquidation of Kanbay.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by Kanbay which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by Kanbay such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control transaction shall then occur.

Further notwithstanding the foregoing, unless a majority of the Incumbent Directors determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Executive if the Change in Control results from actions or events in which such Executive is a participant in a capacity other than solely as an officer, employee or director of Kanbay, the Company or an Affiliate.

1.6                                 “Closing Date” has the same meaning set forth in Section 2.1 of the Merger Agreement between Kanbay International, Inc., Kanbay Consulting, LLC, and Adjoined Consulting, Inc., dated as of February 13, 2006.

1.7                                 “Committee” means the Compensation Committee of the Board that is responsible for setting Performance Targets, certifying that such targets have been met under the Plan and the administration of the Plan.

1.8                                 “Company” means Adjoined Consulting LLC (f/k/a Kanbay Consulting, LLC), a Delaware limited liability company and wholly owned subsidiary of Kanbay, and any successor thereto.

1.9                                 “Disability” means (a) long-term disability as defined under the long-term disability plan of Kanbay, the Company or other Affiliate that covers that Executive, (b) if the Executive is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the U.S. Social Security Act, or (c) if the Executive is not covered by a long-term disability plan or the U.S. Social Security Act, the Committee shall determine whether the Executive has incurred a Disability, in its sole discretion.

1.10                           “Executive” means an executive or management employee of the Company or other Affiliate selected by the Committee to participate in this Plan.

1.11                           “Kanbay” means Kanbay International, Inc., a Delaware corporation, and any successor thereto.

1.12                           “Performance Bonus” means the additional cash remuneration payable to an Executive pursuant to the Plan.

1.13                           “Performance Period” means the applicable fiscal year of Kanbay, as set forth in the applicable Bonus Schedule. The Plan will have three Performance Periods during the term of the Plan, with the first being the 2006 fiscal year of Kanbay, the second being the 2007 fiscal year of Kanbay and the third being the 2008 fiscal year of Kanbay.

1.14                           “Performance Target” means any quantitative objective or measurement (including any individual, organizational or company-wide goal) that is appropriate and relevant to the Executive for the Performance Period, as determined by the Committee annually and set forth in the Bonus Schedule. Performance Targets referring to global objectives will include performance metrics for Kanbay, the Company and all other Affiliates. Performance Targets referring to regional or territory objectives will include performance metrics for Kanbay, the Company or its other Affiliates that operate in that region or territory. Performance Targets may include, but are not limited to, the following, all as specified in the Executive’s Bonus Schedule:

(a)                                  net earnings;

(b)                                 operating earnings or income;

(c)                                  earnings growth;

(d)                                 net income (absolute or competitive growth rates comparative);

(e)                                  net income applicable to common stock;

(f)                                    gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

(g)                                 revenue backlog;

(h)                                 margins realized on delivered services;

(i)                                     cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(j)                                     earnings per share of common stock;

(k)                                  return on stockholders equity (absolute or peer-group comparative);

(l)                                     stock price (absolute or peer-group comparative);

(m)                               absolute and/or relative return on common stockholders equity;

(n)                                 absolute and/or relative return on capital;

(o)                                 absolute and/or relative return on assets;

(p)                                 economic value added (income in excess of cost of capital);

(q)                                 customer satisfaction;

(r)                                    expense reduction;

(s)                                  associate retention; and

(t)                                    ratio of operating expenses to operating revenues.

2.                                      ELIGIBILITY

Each Executive who participates in this Plan will receive a Bonus Schedule that sets forth the maximum Performance Bonus, expressed as a flat dollar amount, that he or she will be eligible to earn each Performance Period under the Plan. The Bonus Schedule also will set forth the Performance Targets that have been established by the Committee for the Performance Period (which may, in the Committee’s discretion, differ in subsequent Performance Periods) and that must be satisfied in order for the Executive to receive his or her Performance Bonus for that Performance Period. An Executive is not eligible to receive any Performance Bonus for a Performance Period under the Plan unless it is specifically mentioned in the Bonus Schedule. Each Executive must return to the Committee or its delegate an executed copy of the Bonus Schedule to be eligible for Performance Bonuses under this Plan.

3.                                      PERFORMANCE BONUSES

3.1                                 Amount of Performance Bonus. The actual amount of the Performance Bonus that an Executive receives will be based upon the attainment of the Performance Targets set forth in the Bonus Schedule. If a Performance Target is not fully and completely achieved during the relevant Performance Period, then the applicable Performance Bonus shall not be earned or paid.

3.2                                 Requirements for Payment of Performance Bonus. Subject to the requirements of Section 3.1, an Executive will be entitled to receive payment of the Performance Bonus (if any) for a Performance Period only if the Executive is employed by Kanbay, the Company or other Affiliate on the date that the Performance Bonus (or such portion thereof) is paid for that Performance Period, as set forth in Section 3.3 below. If an Executive’s employment is terminated by the Company or other Affiliate for Cause, or if an Executive voluntarily terminates his or her employment, prior to the date that any Performance Bonus (or such portion thereof) for any Performance Period is paid, he or she will not be entitled to, and will forfeit all rights to receive, payment of such Performance Bonus.

Notwithstanding the foregoing, and provided that all other terms and conditions of the Plan have been satisfied, if the Executive’s employment is terminated after completion of a Performance Period due to death, Disability or involuntary termination by the Company or other Affiliate without Cause, the Executive will be paid, to the extent not already paid, any Performance Bonus he or she would have been paid had he or she been employed on the date that the Performance Bonus (or such portion thereof) is paid for that completed Performance Period as set forth in Section 3.3 below. Payment of the Executive’s Performance Bonus under this Section 3.2 will be made within thirty days after the date of such termination of Executive’s employment.

3.3                                 Time and Medium of Payment. Subject to the requirements of Sections 3.1 and 3.2, an Executive’s Performance Bonus will be paid as follows:

(a)                                  If the Executive is designated by the Committee as a “Tier 1” associate on his or her Bonus Schedule, Performance Bonuses (if any) for each Performance Period during the term of the Plan will be paid in a lump sum no earlier than the third anniversary of the Closing Date, but not later than thirty days thereafter.

(b)                                 If the Executive is designated by the Committee as a “Tier 2” associate on his or her Bonus Schedule, 50% of the Performance Bonus (if any) for the first Performance Period during the term of the Plan will be paid in a lump sum no earlier than the first anniversary of the Closing Date, but not later than thirty days thereafter, and 50% of the Performance Bonus (if any) for the second Performance Period during the term of the Plan will be paid in a lump sum no earlier than the second anniversary of the Closing Date, but not later than thirty days thereafter. The remainder of any Performance Bonuses for the first two Performance Periods and the Performance Bonus (if any) for the third Performance Period will be paid in a lump sum no earlier than the third anniversary of the Closing Date, but not later than thirty days thereafter.

(c)                                  If the Executive is designated by the Committee as a “Tier 3” associate on his or her Bonus Schedule, the Performance Bonus (if any) for any Performance Period during the term of the Plan will be paid in a lump sum no earlier than the next anniversary of the Closing Date immediately following the applicable Performance Period, but not later than thirty days thereafter.

3.4                                 Committee Certification. The Committee shall certify in writing, prior to payment of any Performance Bonus hereunder to an Executive, that the Performance Targets and any other material terms of the Plan were satisfied.

3.5                                 Change in Control. If a Change in Control occurs and thereafter the Executive’s employment is involuntarily terminated without Cause by Kanbay, the Company or other Affiliate, the Executive will be paid, to the extent not already paid, any Performance Bonus he or she would have been paid for all Performance Periods ending on or prior to the date his or her employment is terminated, as if the Executive had been employed on the date that such Performance Bonus was to be paid. Payment of the Executive’s Performance Bonus under this Section 3.5 will be made within thirty days after the date of such termination of the Executive’s employment.

4.                                      GENERAL TERMS AND CONDITIONS

4.1                                 Administration by the Committee. The Committee will administer the Plan in accordance with its terms, and will have all powers necessary to carry out the Plan’s provisions. The Committee has full discretion to, and will, interpret the Plan and determine all questions arising in its administration, interpretation and application, including but not limited to questions of eligibility and the status and rights of Executives and other persons. Any determination by the Committee will be conclusive and binding on all persons. The Committee may delegate to Kanbay’s Chief Executive Officer some or all of its authority under the Plan, including the responsibility for setting Performance Targets (other than with respect to himself), certifying whether such Performance Targets have been met under the Plan, selecting eligible executives, and administering the Plan.

4.2                                 No Assurance of Employment or Payment. Participation in the Plan does not guarantee or imply continued employment. Except as required by applicable law, nothing in this Plan or any Executive’s Bonus Schedule is intended to create an employment agreement with an Executive. By participating in this Plan, the Executive agrees that his or her employment is “at-will”, and the Executive, Kanbay or the Company (or any other Affiliate that employs the Executive) may terminate the employment relationship at any time for any reason or no reason. Furthermore, participation in the Plan does not guarantee payment of any Performance Bonus amount.

4.3                                 Non-Payment or Recovery. Kanbay, the Company or other Affiliate may refuse to pay a Performance Bonus or may recover a Performance Bonus previously paid if an error in the calculation of a Performance Bonus has resulted in an overpayment to an Executive. If an erroneous Performance Bonus payment is to be recovered, the Executive agrees to remit payment to Kanbay, the Company or other Affiliate the full amount of the monies being recovered within thirty (30) calendar days after the date of notice from Kanbay. Recovery may be made by Kanbay, the Company or other Affiliate at any time during and after the Executive’s employment until the outstanding balance is satisfied in full. This Section 4.3 shall continue to be in effect after the expiration of this Plan and/or the expiration or termination of the Executive’s employment with Kanbay, the Company or any other Affiliate.

4.4                                 Amendment; Term of Plan. The Company reserves the right to amend the Plan or any Bonus Schedule at any time. Any amendment to the Plan will be made pursuant to a resolution of the Board, and any amendment to a Bonus Schedule will be by action of the Committee. The Plan will expire on December 31, 2008; provided, however, that payment of any Performance Bonuses otherwise payable pursuant to Section 3 and not paid by such date will occur in accordance with the terms of the Plan.

4.5                                 Complete Agreement. The terms and conditions this Plan, together with the applicable Executive’s Bonus Schedule, constitute the complete and exclusive statement of the understanding between Kanbay, the Company or any other Affiliate, and each Executive, which supersedes and excludes all prior or contemporaneous proposals, understandings, agreements or representations, oral or written, between, Kanbay, the Company or any other Affiliate, and each Executive, with respect to the subject matter hereof. If there is any conflict between the terms of the applicable Bonus Schedule and this Plan document, the terms of this Plan document will control. During the term of this Plan, Executives will not be eligible to participate in any other bonus or similar plan of Kanbay or other Affiliate.

4.6                                 Applicable Law. Except to the extent preempted by federal law, the Plan will be construed and administered under the laws of the State of Illinois, without giving effect to its conflict of laws principles.

4.7                                 Withholding. Kanbay, the Company or other Affiliate may withhold from any payment that it is required to make under the Plan amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.